Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports 2026 Second-Quarter Financial Results

CAMBRIDGE, Mass., July 30, 2026 — Forrester Research, Inc. (Nasdaq: FORR) today announced financial results for the second quarter ended June 30, 2026, with contract value at $283.2 million, down 3% compared with the prior year.

“We delivered revenue, margin, and EPS above consensus, are seeing accelerated adoption of Forrester AI, and saw the ongoing stabilization of our metrics,” said CEO and Chairman George F. Colony. “As a result, we are maintaining our guidance for 2026. We have restarted our stock buyback program, and we plan to accelerate our repurchases.

“We are reinventing the research and advisory business for the AI era through our technology innovation and partnerships. In the second half of the year, we will follow our Microsoft Teams and Copilot integration efforts with additional new products and capabilities. We will focus on enhancing the capabilities of Forrester AI to enable our clients to access our research insights effortlessly — in their own work environments. Our goal is to improve client retention and drive CV growth.”

Second-Quarter Consolidated Results

Total revenues for the second quarter of 2026 were $100.2 million, compared with $111.7 million for the comparable quarter in 2025.

On a GAAP basis, net income was $15.3 million, or $0.78 per diluted share, for the second quarter of 2026, compared with net income of $3.9 million, or $0.20 per diluted share, for the same period in 2025.

On an adjusted basis, net income was $7.7 million, or $0.40 per diluted share, for the second quarter of 2026, reflecting an adjusted effective tax rate of 29%. Adjusted net income excludes stock-based compensation of $2.9 million, amortization of acquisition-related intangible assets of $2.1 million, restructuring costs of $2.1 million, and a credit loss on the note receivable from the divestiture of a product line in 2024 of $0.9 million. This compares with adjusted net income of $9.8 million, or $0.51 per diluted share, for the same period in 2025, which reflects an adjusted tax rate of 29%. Adjusted net income for the second quarter of 2025 excludes stock-based compensation of $4.0 million, amortization of acquisition-related intangible assets of $2.2 million, and restructuring costs of $0.5 million.

Additional details regarding key metrics can be found in the investor presentation on the investor relations section of the company’s website.

A reconciliation of GAAP results to adjusted results may be found in the attached financial tables.

Forrester is providing guidance for 2026 as follows:

Full-Year 2026 (GAAP):

•
Total revenues of approximately $350.0 million to $360.0 million, or a decline of 11.8% to 9.3% versus the prior year
•
Operating margin of approximately negative 3.5% to negative 3.0%
•
Interest expense of approximately $2.3 million
•
An effective tax rate of negative 20% to negative 10%
•
Diluted loss per share of approximately $0.84 to $0.74

Full-Year 2026 (Adjusted):

Adjusted financial guidance for full-year 2026 excludes the goodwill impairment charge of $10.8 million, stock-based compensation expense of $10.0 million to $11.0 million, amortization of acquisition-related intangible assets of approximately $8.3 million, restructuring costs of $4.2 million to $4.5 million, a credit loss on the note receivable from the divestiture of a product line in 2024 of $0.9 million, and any investment gains or losses.

•
Adjusted operating margin of approximately 6.0% to 6.5%

•
Adjusted effective tax rate of 29%
•
Adjusted diluted earnings per share of approximately $0.72 to $0.82

About Forrester

Forrester (Nasdaq: FORR) is one of the most influential research and advisory firms in the world. We empower leaders in technology, customer experience, digital, marketing, revenue, and product functions to make confident decisions in an AI-driven world and accelerate growth through customer obsession. Our unique research and continuous guidance model helps executives and their teams achieve their initiatives and outcomes faster and with confidence. To learn more, visit Forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, Forrester’s financial guidance for the full-year 2026, statements about planned actions relating to AI, innovation and stock repurchases, statements about Forrester’s product portfolio, and statements regarding Forrester’s future financial performance and financial condition. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services; Forrester’s ability to fulfill existing or generate new consulting engagements and advisory services; any adverse economic conditions, including from trade policies and tariffs, that result in a reduction in technology spending or demand for Forrester’s products or services; the risks and challenges inherent in international business activities; the use of generative AI in Forrester’s business and by Forrester’s clients and competitors; Forrester’s ability to offer new products and services; Forrester’s dependence on key personnel; Forrester’s ability to attract and retain professional staff; Forrester’s ability to respond to business and economic conditions and market trends; Forrester’s business with the US government; the impact of Forrester’s outstanding debt obligations; competition and industry consolidation; possible variations in Forrester’s quarterly operating results; the actual cost of capital expenditures that Forrester undertakes; concentration of ownership of Forrester; the possibility of network disruptions and security breaches; any failure to enforce and protect Forrester’s intellectual property rights; compliance with privacy laws; taxation risks; any weakness in Forrester’s system of internal controls; and any future impairment charge Forrester incurs. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of operations and the table of key financial data are attached.

Contact:

Ed Bryce Morris

VP, Corporate Development & Investor Relations

Forrester Research, Inc.

+1 617-613-6565

ebrycemorris@forrester.com

Shweta Agarwal

VP, Corporate Communications

Forrester Research, Inc.

+1 617-613-6805

sagarwal@forrester.com

© 2026, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Operations

(Unaudited, in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues:
Research	$71,708	$77,926	$138,598	$146,340
Consulting	20,042	23,493	38,624	44,929
Events	8,483	10,240	8,465	10,266
Total revenues	100,233	111,659	185,687	201,535
Operating expenses:
Cost of services and fulfillment	43,717	49,654	82,347	89,255
Selling and marketing	34,668	37,314	69,277	73,020
General and administrative	13,109	13,368	27,488	26,429
Depreciation	1,194	1,659	2,633	3,139
Amortization of intangible assets	2,081	2,217	4,162	4,434
Goodwill impairment	—	—	10,800	83,895
Restructuring costs	2,066	491	4,212	1,998
Total operating expenses	96,835	104,703	200,919	282,170
Income (loss) from operations	3,398	6,956	(15,232)	(80,635)
Interest expense	(386)	(675)	(1,190)	(1,342)
Loss on investments, net	—	—	—	(114)
Credit loss expense on note receivable	(900)	—	(900)	(910)
Other income, net	801	835	1,514	1,815
Income (loss) before income taxes	2,913	7,116	(15,808)	(81,186)
Income tax expense (benefit)	(12,340)	3,203	(9,236)	2,173
Net income (loss)	$15,253	$3,913	$(6,572)	$(83,359)

Basic income (loss) per common share	$0.79	$0.21	$(0.34)	$(4.39)
Diluted income (loss) per common share	$0.78	$0.20	$(0.34)	$(4.39)
Basic weighted average shares outstanding	19,403	19,063	19,237	18,976
Diluted weighted average shares outstanding	19,455	19,165	19,237	18,976

Adjusted data (1):
Income (loss) from operations - GAAP	$3,398	$6,956	$(15,232)	$(80,635)
Amortization of intangible assets	2,081	2,217	4,162	4,434
Restructuring costs	2,066	491	4,212	1,998
Goodwill impairment	—	—	10,800	83,895
Stock-based compensation included in the
following expense categories:
Cost of services and fulfillment	1,673	2,460	3,396	4,178
Selling and marketing	317	491	573	499
General and administrative	904	1,035	1,644	1,781
Adjusted income from operations	$10,439	$13,650	$9,555	$16,150

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2026		2025		2026		2025
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Net income (loss) - GAAP	$15,253	$0.78	$3,913	$0.20	$(6,572)	$(0.34)	$(83,359)	$(4.39)
Effect on GAAP net loss of diluted shares		—		—		—		0.01
Amortization of intangible assets	2,081	0.11	2,217	0.12	4,162	0.22	4,434	0.23
Restructuring costs	2,066	0.11	491	0.03	4,212	0.22	1,998	0.10
Goodwill impairment	—	—	—	—	10,800	0.56	83,895	4.41
Stock-based compensation	2,894	0.15	3,986	0.21	5,613	0.29	6,458	0.34
Credit loss expense	900	0.05	—	—	900	0.04	910	0.05
Losses on investments	—	—	—	—	—	—	114	0.01
Tax effects of items above (2)	(1,337)	(0.07)	(1,253)	(0.07)	(2,361)	(0.12)	(2,488)	(0.13)
Adjustment to tax expense for adjusted tax rate (3)	(14,151)	(0.73)	451	0.02	(9,740)	(0.51)	(160)	(0.01)
Adjusted net income	$7,706	$0.40	$9,805	$0.51	$7,014	$0.36	$11,802	$0.62
Diluted weighted average shares outstanding	19,455		19,165		19,270		19,030

(1) Forrester believes that adjusted financial results provide investors with consistent and comparable information to aid in the understanding of Forrester's ongoing business, and are also used by Forrester in making compensation decisions. Our adjusted presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, restructuring costs, goodwill impairment charges, credit losses on a promissory note from the sale of a product line in 2024, and net gains or losses from investments, as well as their related tax effects. We also utilized an assumed tax rate of 29% in 2026 and 2025, which excludes items such as the effect of any adjustments related to the filing of prior year tax returns. The adjusted data does not purport to be prepared in accordance with Generally Accepted Accounting Principles in the United States.

(2) The tax effect of adjusting items is based on the accounting treatment and rate for the jurisdiction of each item.

(3) To compute adjusted net income, we apply an adjusted effective tax rate of 29% in 2026 and 2025.

Forrester Research, Inc.

Key Financial Data

(Unaudited, dollars in thousands)

	June 30,	December 31,
	2026	2025
Balance sheet data:
Cash, cash equivalents and marketable investments	$130,832	$127,656
Accounts receivable, net	$36,108	$50,850
Deferred revenue	$147,328	$141,812
Debt outstanding	$35,000	$35,000

	June 30,
	2026	2025
Cash flow data:
Net cash provided by operating activities	$25,023	$23,096
Purchases of property and equipment	$(18,238)	$(1,250)
Repurchases of common stock	$(956)	$(44)

	As of
	June 30,
	2026	2025
Metrics:
Contract value	$283,200	$292,800	(a)
Client retention	77%	74%
Wallet retention	89%	85%
Number of clients	1,770	1,805

	As of
	June 30,
	2026	2025
Headcount:
Total headcount	1,361	1,465
Sales force	511	540

(a) June 30, 2025 amounts have been recast based on 2026 foreign currency rates.